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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the use in the Prospectus constituting part of this Post Effective Amendment No. 4 on Form F-1 to the Registration Statement of Vivendi Universal on Form F-4 of our reports dated August 16, 2000 relating to the consolidated financial statements and financial statement schedule of The Seagram Company Ltd., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP


New York, New York


February 20, 2001